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EXHIBIT 4.10

Form of the Registrant's Class A Common Stock Certificate.

[front of Certificate]

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Incorporated under the laws of the state of Maryland

A

Class A Common Stock This certificate is transferable in Canton, MA, Jersey City, NJ or New York, NY	See reverse for certain definitions and restrictions
CUSIP NUMBER 03748R101
Countersigned and registered EquiServe Trust Company, N.A. Transfer Agent and Registrar Authorized Signature

        This certifies that                        is the owner of                        fully-paid and non-assessable shares of Class A Common Stock, of $.01 par value, of Apartment Investment and Management Company, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:	/s/ Terry Considine Chief Executive Officer
/s/ Peter Kompaniez President
/s/ Miles Cortez Secretary

[back of Certificate]

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

        This certificate and the shares represented thereby shall be held subject to all of the provisions of the Charter and the By-Laws of Apartment Investment and Management Company (the "Corporation"), a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Charter and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

        The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.

        The shares of Class A Common Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class A Common Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter. Any Person that attempts to Beneficially Own shares of Class A Common Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class A Common Stock represented hereby will be void in accordance with the Charter or (ii) the shares of Class A Common Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—Custodian
			(Cust)	(Minor)

TEN ENT	—	as tenants by the entireties	Under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	(State)

        Additional abbreviations may also be used though not in the above list.

        For Value received                        hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

        Shares of the Class A Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint                        Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	SIGNATURE

SIGNATURE(S) GUARANTEED

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

By:

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION,(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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  EXHIBIT 4.10
Form of the Registrant's Class A Common Stock Certificate.
APARTMENT INVESTMENT AND MANAGEMENT COMPANY Incorporated under the laws of the state of Maryland
APARTMENT INVESTMENT AND MANAGEMENT COMPANY